As filed with the Securities and Exchange Commission on December 8, 2021

Registration No. 333-235934

Registration No. 333-238209

Registration No. 333-239091

Registration No. 333-250931

Registration No. 333-251499

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form S-3 Registration Statement No. 333-235934

Form S-3 Registration Statement No. 333-238209

Form S-3 Registration Statement No. 333-239091

Form S-3 Registration Statement No. 333-250931

Form S-3 Registration Statement No. 333-251499

UNDER

THE SECURITIES ACT OF 1933

CONTANGO OIL & GAS COMPANY*

(N/K/A L MERGER SUB LLC)

(Exact name of registrant as specified in its charter)

Texas	95-4079863
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

111 E. 5th Street, Suite 300

Fort Worth, Texas 76102

(817) 529-0059

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles L. McLawhorn, III

Senior Vice President, General Counsel and Corporate Secretary

111 E. 5th Street, Suite 300

Fort Worth, Texas 76102

(817) 529-0059

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Hillary H. Holmes

Gibson, Dunn & Crutcher LLP

811 Main, Suite 3000

Houston, Texas 77002

(346) 718-6600

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

* The following subsidiaries of Contango Oil & Gas Company are co-registrants and are organized in the indicated states and have the indicated I.R.S. Employer Identification Number.

Delaware (State or other jurisdiction of incorporation or organization)	Crimson Exploration Inc. (Exact Name of Registrant As Specified In Its Charter)	20-3037840 (IRS Employer Identification Number)

Delaware (State or other jurisdiction of incorporation or organization)	Crimson Exploration Operating, Inc. (Exact Name of Registrant As Specified In Its Charter)	20-4047764 (IRS Employer Identification Number)

Delaware (State or other jurisdiction of incorporation or organization)	Contango Energy Company (Exact Name of Registrant As Specified In Its Charter)	20-4448270 (IRS Employer Identification Number)

Delaware (State or other jurisdiction of incorporation or organization)	Contango Resources, Inc. (Exact Name of Registrant As Specified In Its Charter)	84-3297579 (IRS Employer Identification Number)

Delaware (State or other jurisdiction of incorporation or organization)	Contango Midstream Company (Exact Name of Registrant As Specified In Its Charter)	84-3499119 (IRS Employer Identification Number)

Delaware (State or other jurisdiction of incorporation or organization)	Contango Operators, Inc. (Exact Name of Registrant As Specified In Its Charter)	20-1256887 (IRS Employer Identification Number)

Delaware (State or other jurisdiction of incorporation or organization)	Contango Mining Company (Exact Name of Registrant As Specified In Its Charter)	27-1394738 (IRS Employer Identification Number)

Delaware (State or other jurisdiction of incorporation or organization)	Conterra Company (Exact Name of Registrant As Specified In Its Charter)	30-0591866 (IRS Employer Identification Number)

Delaware (State or other jurisdiction of incorporation or organization)	Contaro Company (Exact Name of Registrant As Specified In Its Charter)	90-0806205 (IRS Employer Identification Number)

Delaware (State or other jurisdiction of incorporation or organization)	Contango Alta Investments, Inc. (Exact Name of Registrant As Specified In Its Charter)	80-0711995 (IRS Employer Identification Number)

Delaware (State or other jurisdiction of incorporation or organization)	Contango Venture Capital Corporation (Exact Name of Registrant As Specified In Its Charter)	20-1256887 (IRS Employer Identification Number)

Delaware (State or other jurisdiction of incorporation or organization)	Contango Rocky Mountain Inc. (Exact Name of Registrant As Specified In Its Charter)	41-1037944 (IRS Employer Identification Number)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to each of the following Registration Statements on Form S-3 (collectively, the “Prior Registration Statements”) is being filed by Contango Oil & Gas Company (the “Registrant” or “Contango”) to terminate all offerings under the Prior Registration Statements filed with the U.S. Securities and Exchange Commission (the “SEC”) and to deregister any and all shares of Contango common stock, par value $0.04 per share (the “Shares”), together with any and all other securities registered but unsold as of the date hereof thereunder (note that the share numbers listed below do not take into account any applicable corporate actions, such as stock splits, that may have been taken in the interim):

1.	Registration Statement on Form S-3 (No. 333-235934) filed with the SEC on January 16, 2020, registering 39,648,120 Shares held by certain selling stockholders.

2.

Registration Statement on Form S-3 (No. 333-238209) filed with the SEC on May  13, 2020, as amended on June 4, 2020, registering $500,000,000 of debt securities, common stock, preferred stock, depositary shares, warrants and subscription rights.

3.	Registration Statement on Form S-3 (No. 333-239091) filed with the SEC on June 10, 2020, registering 6,200,000 Shares held by certain selling stockholders.

4.	Registration Statement on Form S-3 (No. 333-250931) filed with the SEC on November 24, 2020, registering 26,668,654 Shares held by certain selling stockholders.

5.	Registration Statement on Form S-3 (No. 333-251499) filed with the SEC on December 18, 2020, registering 14,193,903 Shares held by certain selling stockholders.

On December 7, 2021, Contango consummated the transactions contemplated in that certain Transaction Agreement, dated as of June 7, 2021 (the “Transaction Agreement”), among Contango, Independence Energy LLC (“Independence”), Crescent Energy Company (f/k/a IE PubCo Inc.) (“Crescent”), IE OpCo LLC (“OpCo”), IE L Merger Sub LLC (“L Merger Sub”) and IE C Merger Sub Inc. (“C Merger Sub”), pursuant to which Contango merged with and into a L Merger Sub, a wholly owned subsidiary of Crescent, with L Merger Sub continuing as the surviving entity. Crescent will continue as the publicly traded company with its Class A common stock listed on the New York Stock Exchange.

As a result the transactions contemplated by the Transaction Agreement, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the Prior Registration Statements. Accordingly, pursuant to the undertakings made by the Registrant in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, this Post-Effective Amendment No. 1 hereby removes from registration all of such securities registered under the Prior Registration Statements that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 8, 2021.

L MERGER SUB LLC
By: Crescent Energy Company, its sole member

By:	/s/ David C. Rockecharlie
David C. Rockecharlie
Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Prior Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 8, 2021.

Contango Resources, LLC (f/k/a Contango Resources, Inc.)

By:	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Prior Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 8, 2021.

Contango Operators, LLC (f/k/a Contango Operators, Inc.)

By:	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Prior Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 8, 2021.

Contango Alta Investments, LLC (f/k/a Contango Alta Investments, Inc.)

By:	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Prior Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 8, 2021.

Contango Midstream Company, LLC (f/k/a Contango Midstream Company)

By:	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Prior Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 8, 2021.

Contango Resources, LLC (f/k/a Contango Resources, Inc.), as successor by merger to:
Crimson Exploration Inc.
Crimson Exploration Operating, Inc.
Contango Energy Company
Contango Mining Company
Conterra Company
Contango Venture Capital Corporation
Contango Rocky Mountain Inc.
Contaro Company

By:	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Prior Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.